Exhibit (h) i. m. 1.

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT is made as of this 1st day of October, 2020 by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust I”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “Trust II”), MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (the “Trust III”) ( (Trust I, Trust II and Trust III each referred to individually, as the “Trust” and, collectively the “Trusts”), MFS FUND DISTRIBUTORS, INC., a Delaware corporation (“MFD”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the “Company”), on its own behalf and on behalf of each segregated asset accounts of the Company as set forth on Schedule A of the Agreement (defined below) (the “Accounts”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trusts, the Company and MFD are parties to a certain Participation Agreement dated October 1, 2016 (the “Agreement”), in which the series of shares of each Trust (each, a “Portfolio,” and, collectively, the “Portfolios”) and the classes of shares of those Portfolios (the “Shares”) offered by each Trust to the Company and the Accounts are set forth on Schedule A of the Agreement;

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the “Policy” or, collectively, the “Policies”) which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A of the Agreement on behalf of the Accounts to fund the Policies, and the Trusts intend to sell such Shares to the Accounts at net asset value; and

WHEREAS, the parties desire to amend the Agreement to add an additional Policy to Schedule A; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree that Schedule A of the Agreement is deleted and replaced with Schedule A attached hereto.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MASSACHUSETTS MUTUAL LIFE	MFS VARIABLE INSURANCE TRUST,
INSURANCE COMPANY	on behalf of the Portfolios
By its authorized officer	By its authorized officer and not individually,

/s/ Michael S. Dunn	By:	/s/ Brian E. Langenfeld
Name: Michael S. Dunn	Name:	Brian E. Langenfeld
Title: Head of Institutional Insurance	Title:	Assistant Secretary
	Date:	2020.10.15 14:56:41 -04’00’

MFS FUND DISTRIBUTORS, INC.		MFS VARIABLE INSURANCE TRUST II,
By its authorized officer,		on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ Michael Keenan	By:	/s/ Brian E. Langenfeld
Name:	Michael Keenan	Name:	Brian E. Langenfeld
Title:	President of MFS Fund Distributors, Inc.	Title:	Assistant Secretary
		Date:	2020.10.15 14:56:58 -04’00’

MFS VARIABLE INSURANCE TRUST III,
on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ Brian E. Langenfeld
Name:	Brian E. Langenfeld
Title:	Assistant Secretary
Date:	2020.10.15 14:57:17 -04’00’

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
	SL10, SL 9, GVUL, SL 18
Massachusetts Mutual Variable Life	VUL,
Separate Account 1	VUL II, SVUL,	Initial and	VIT, VIT II,
	SVUL II,	Service	and VIT III	(1)
	VUL Guard, and
	Survivorship VUL Guard
Massachusetts Mutual Variable Life		Initial and	VIT, VIT II,
Separate Account IX	SL20, SL 21	Service	and VIT III	(1)

(1) Portfolios Applicable to certain Policies:

VIT I	VIT II

MFS Global Equity Series	MFS Blended Research Core Equity Portfolio
MFS Growth Series	MFS Core Equity Portfolio
MFS Investors Trust Series	MFS Corporate Bond Portfolio
MFS Mid Cap Growth Series	MFS Emerging Markets Equity Portfolio
MFS New Discovery Series	MFS Global Governments Portfolio
MFS Research Series	MFS Global Growth Portfolio
MFS Total Return Bond Series	MFS Global Research Portfolio
MFS Total Return Series	MFS Global Tactical Allocation Portfolio
MFS Utilities Series	MFS Government Securities Portfolio
MFS Value Series	MFS High Yield Portfolio
MFS Income Portfolio
MFS International Growth Portfolio
MFS International Intrinsic Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio
MFS Research International Portfolio
MFS Technology Portfolio
MFS US Government Money Market Portfolio
VIT III
MFS Inflation-Adjusted Bond Portfolio
MFS Blended Research Small Cap Equity Portfolio	MFS Limited Maturity Portfolio
MFS Conservative Allocation Portfolio	MFS Mid Cap Value Portfolio
MFS Global Real Estate Portfolio	MFS Moderate Allocation Portfolio
MFS Growth Allocation Portfolio	MFS New Discovery Value Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.